                                                                    Exhibit 10.4



                         ===============================

                              PUT OPTION AGREEMENT

                                  May 30, 2001

                         ===============================

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
1.       Certain Definitions.......................................................................................   1

2.       Put Option Granted to @viso...............................................................................   3
         2.1      @viso Primary Put Option.........................................................................   3
         2.2      @viso Secondary Put Option.......................................................................   4
         2.3      Partial Exercise of Secondary Put Option by @viso................................................   5
         2.4      Change of Control................................................................................   6

3.       Put Option Granted to Softbank............................................................................   6
         3.1      Exercise or Cancellation of Warrant..............................................................   6
         3.2      Softbank Primary Put Option......................................................................   7
         3.3      Softbank Secondary Put Option....................................................................   8
         3.4      Partial Exercise of Secondary Put Option by Softbank.............................................   8
         3.5      Change of Control................................................................................   9

4.       Procedure for Exercise of Put Option......................................................................  10
         4.1      Generally........................................................................................  10
         4.2      Triggering Event.................................................................................  10
         4.3      Change of Control................................................................................  10

5.       Closing...................................................................................................  10

6.       Representations and Warranties of Company.................................................................  11
         6.1      Organization and Standing; Certificate of Incorporation and Bylaws...............................  11
         6.2      Corporate Power..................................................................................  11
         6.3      Capitalization...................................................................................  11
         6.4      Authorization....................................................................................  12
         6.5      Proprietary Rights...............................................................................  12
         6.6      Employees........................................................................................  12
         6.7      Litigation.......................................................................................  13
         6.8      Title to Properties and Assets; Liens, etc.......................................................  13
         6.9      No Conflicts.....................................................................................  13
         6.10     Registration Rights..............................................................................  13
         6.11     Governmental Consent, etc........................................................................  13
         6.12     Permits..........................................................................................  14
         6.13     Brokers..........................................................................................  14
         6.14     Exchange Act Reporting...........................................................................  14
         6.15     Compliance with Exchange Act.....................................................................  14

7.       Representations and Warranties of the Purchasers..........................................................  14
         7.1      Preexisting Relationship with Company; Business and Financial Experience.........................  14
         7.2      Investment Intent; Blue Sky......................................................................  14

         7.3      Rule 144.........................................................................................  14
         7.4      Restrictions on Transfer; Restrictive Legends....................................................  15
         7.5      Access to Data...................................................................................  15
         7.6      Authorization....................................................................................  15
         7.7      Governmental Consent, etc........................................................................  15

8.       Covenants.................................................................................................  15
         8.1      Management of PPC Europe and PPC UK..............................................................  15
         8.2      No Action........................................................................................  16
         8.3      Termination of PPC Europe Shareholders' Agreement................................................  16
         8.4      Amendment of PPC Europe Articles of Association..................................................  16
         8.5      Resignation of PPC Europe Directors..............................................................  16
         8.6      Stockholder Approval.............................................................................  16
         8.7      Series A Preferred Stock.........................................................................  16

9.       Delivery Obligations......................................................................................  17
         9.1      Delivery Obligations of the Company..............................................................  17
         9.2      Delivery Obligations of the Purchasers...........................................................  17
         9.3      Other Delivery Obligations.......................................................................  17

10.      Closing Conditions........................................................................................  17
         10.1     Conditions to Obligations of Each Party to Consummate the Acquisition............................  17
         10.2     Conditions to Obligations of the Purchasers......................................................  18
         10.3     Conditions to Obligations of Company.............................................................  18

11.      Assignment of Rights......................................................................................  19

12.      Amendment.................................................................................................  19

13.      Governing Law.............................................................................................  19

14.      Entire Agreement..........................................................................................  19

15.      Notices, etc..............................................................................................  19

16.      Counterparts..............................................................................................  21

17.      Fees and Expenses.........................................................................................  21

18.      Titles and Subtitles......................................................................................  21

                              PUT OPTION AGREEMENT

     THIS PUT OPTION AGREEMENT (this "Agreement") is made and entered into as of May 30, 2001 (the "Effective Date"), by and among (i) PeoplePC, Inc., a Delaware corporation ("PeoplePC" or the "Company"), (ii) @viso Limited, a company organized under the laws of the United Kingdom ("@viso"), (iii) Bowerbrook Limited, a company organized under the laws of the United Kingdom and a wholly owned subsidiary of @viso (iv) SOFTBANK Capital Partners LP, SOFTBANK Capital Advisors Fund LP and SOFTBANK Capital LP, each a Delaware limited partnership (together, "Softbank"), and (v) PeoplePC Europe N.V., a Dutch company ("PPC Europe").

     A. PeoplePC and @viso, together, own all of the outstanding capital stock of PPC Europe, with @viso holding 11,666,667 shares of Series A Preferred Stock and 5,000,000 shares of Series B Preferred Stock and PeoplePC holding 30,952,381 shares of Class B Common Stock.

     B. Softbank holds a warrant to purchase 2,380,952 shares of Series A Preferred Stock of PPC Europe (the "Warrant").

     C. PeoplePC desires to grant to @viso (and to Softbank to the extent that it exercises its Warrant) the option (the "Put Option") to sell all of its shares in PPC Europe to PeoplePC in exchange for shares of PeoplePC capital stock, such that after the exercise in full of the Put Option, PeoplePC will own all of the outstanding capital stock of PPC Europe and @viso will hold stock of PeoplePC.

     D. The Put Option shall have two alternative forms, one which is exercisable for a particular number of shares of PeoplePC capital stock (the "Primary Put Option") and the other which is exercisable for PeoplePC capital stock based on a predetermined cash value; provided that the aggregate number of shares of capital stocks issuable shall be subject to a percentage cap (the "Secondary Put Option").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties to this Agreement hereby agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

     "@viso Aggregate Partial Exercise Value" shall mean the aggregate value of the PPC Europe Stock sold to the Company by @viso in a Partial Exercise under the @viso Secondary Put Option determined by multiplying the applicable @viso Secondary Put Conversion Value by the Ratio then in effect.

     "@viso Secondary Put Conversion Value" shall initially be US$65,000,000, and shall thereafter be adjusted in connection with each Partial Exercise of the Secondary Put Option by @viso as set forth in Section 2.3(b).

     "Acquisition" shall mean the issuance of new equity securities by PeoplePC to the stockholders of another company subsequent to February 20, 2001, in order to acquire the stock or assets of that company.

     "Affiliate" shall have the meaning set forth in Rule 144 promulgated under the Securities Act.

     "Change of Control" means a reorganization, merger, consolidation, sale of all or substantially all the assets of PeoplePC, or sale of 50% or more of the capital stock of PeoplePC where the pre-transaction stockholders of PeoplePC own less than 50% of the surviving or acquiring entity.

     "Closing" shall have the meaning set forth in Section 5 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercised Warrant Shares" shall have the meaning set forth in Section 3.2.

     "Financing" shall mean the issuance by PeoplePC of equity securities in one or more rounds of financing subsequent to February 20, 2001 the purpose of which is to raise capital.

     "Notice of Exercise" means Exhibit A attached hereto.
                                ---------

     "Partial Exercise" means an exercise of the Secondary Put Option for less than all of the PPC Europe Stock held by a Purchaser as set forth in Section 2.3 in the case of @viso and Section 3.4 in the case of Softbank.

     "PeoplePC Stock" means Common Stock of PeoplePC; provided, however, that if the Company has not obtained by the Closing Date the requisite stockholder approval for the issuance of the Common Stock upon exercise of the Put Options granted hereunder, then this term shall mean the Series A Preferred Stock of PeoplePC.

     "PPC Europe Stock" means all of the shares of capital stock issued by PPC Europe collectively held by @viso (and Softbank to the extent Softbank exercises its Warrant).

     "Primary Put Option Term" means the five year period beginning on February 20, 2001 and ending at the close of business on February 20, 2006.

     "Proportional Number of Warrant Shares" shall have the meaning set forth in
Section 3.1.

     "Purchasers" means @viso and Softbank to the extent that they exercise the put options granted hereunder.

     "Ratio" shall have the meaning set forth in Section 2.3 hereof.

     "Secondary Put Option Term" means (i) the 60-day period beginning on February 20, 2006, or (ii) the 60-day period following a Triggering Event or Change of Control; provided however that in no event shall the Secondary Put Option Term extend beyond the 60-day period beginning on February 20, 2006.

     "Section" means a section of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Stock" means Series A Preferred Stock of PeoplePC as designated pursuant to the Certificate of Designation filed with the Secretary of State of Delaware on February 26, 2001.

     "Softbank Aggregate Partial Exercise Value" shall mean the aggregate value of the PPC Europe Stock sold to the Company by Softbank in a Partial Exercise of the Softbank Secondary Put Option determined by multiplying the applicable Softbank Secondary Put Conversion Value by the Ratio then in effect.

     "Softbank Secondary Put Conversion Value" shall initially be US$7,142,857, and shall thereafter be adjusted in connection with each Partial Exercise of the Secondary Put Option by Softbank as set forth in Section 3.4(b).

     "Triggering Event" means a Financing or an Acquisition that occurs subsequent to February 20, 2001 and prior to February 20, 2006.

     "Warrant" means the warrant issued to Softbank in connection with that certain Shareholders' Agreement among @viso, Softbank, PeoplePC (and its affiliates), and PPC Europe, dated June 30, 2000, as amended on or before the date hereof.

     "Warrant Shares" means the shares of PPC Europe Stock issuable to Softbank upon exercise of the Warrant.

     2.   Put Option Granted to @viso.
          ---------------------------

          2.1 @viso Primary Put Option. The Company hereby grants to @viso the right, at any time during the Primary Put Option Term, to require the Company to buy all, but not less than all, of the PPC Europe Stock held by @viso at the time of exercise of such right (the "@viso Primary Put Option").

               (a)  Consideration for @viso Primary Put Option. Upon @viso's
                    ------------------------------------------
exercise of the @viso Primary Put Option, @viso shall be entitled to receive that number of shares of PeoplePC Stock, rounded up to the nearest whole share, equal to the @viso Primary Put Share Number (calculated in accordance with the formula set forth below) as consideration for its shares of

PPC Europe Stock held by @viso at the time of exercise. The @viso Primary Put Share Number shall be calculated according to the following formula, subject to adjustment as set forth in Section 2.3(b) or as a result of a stock split, stock dividend, recapitalization or other similar event:

               X = V*(W+Y+X)

     Where     X = The @viso Primary Put Share Number.

               V = The number (expressed as a percentage) derived by multiplying
               (i) 0.32567 by (ii) the quotient obtained by dividing (A) the number of shares of PPC Europe Stock held by @viso at the time of exercise of the Primary Put Option by (B) the sum of (1) 47,619,048 plus (2) the cumulative number of PPC Europe shares purchased by Softbank upon exercise of the Warrant, if any, as of the date of the exercise of the Primary Put Option by @viso.

               W = 108,789,000.

               Y = 2,843,468 plus the number of additional employee stock options that (i) have been granted but remain unvested as of February 20, 2001, (ii) are scheduled to vest within 12 months of February 20, 2001, (iii) shall have vested prior to the date the Notice of Exercise of the Primary Put Option is delivered to the Company, and (iv) have a strike price less than $3.44 per share.

               (b)  Determination of @viso Primary Put Share Number. Upon the
                    -----------------------------------------------
written request of @viso, the Company shall calculate the @viso Primary Put Share Number using the formula above and shall furnish such calculation to @viso within five business days of such request. Upon the written request of @viso, the Company shall also calculate the @viso Primary Put Number using the formula above and shall furnish such calculation to @viso on a quarterly basis.

          2.2  @viso Secondary Put Option.  The Company hereby grants to @viso
               --------------------------
the right, at any time during the Secondary Put Option Term, to require the Company to buy all, but not less than all (except in the case of a Partial Exercise of the Secondary Put Option as set forth below), of the shares of PPC Europe Stock held by @viso at the time of exercise (the "@viso Secondary Put Option").

               (a)  Consideration for @viso Secondary Put Option. Upon @viso's
                    --------------------------------------------
exercise of the @viso Secondary Put Option in full, @viso shall be entitled to receive that number of shares of PeoplePC Stock, rounded up to the nearest whole share, equal in value to the @viso Secondary Put Conversion Value. In this case, the PeoplePC Stock shall be valued at the daily average closing price for the Company's Common Stock on the Nasdaq National Market (as reported in the Wall Street Journal or by such other source reasonably agreed by the parties) during the 45-trading-day period immediately preceding the date on which @viso shall have delivered a Notice of Exercise to the Company; provided, however, that the aggregate number of shares of PeoplePC Stock issued to @viso (including any shares of PeoplePC Stock previously issued upon any prior Partial Exercises of the @viso Secondary Put Option as set forth below) shall not exceed the @viso Secondary Put Option Cap (as defined below). The @viso Secondary Put Option Cap shall be calculated according to the following formula, subject to adjustment as set forth in Section 2.3(b) or as a result of a stock split, stock dividend, recapitalization or other similar event:

               XX =.2*(W+Y+XX)

     Where     XX = The @viso Secondary Put Option Cap (or the "@viso Cap").

               W and Y have the meaning set forth in Section 2.1(a) above.

               (b)  PeoplePC Stock Issued Previously Upon Partial Exercise. Any
                    ------------------------------------------------------
shares of PeoplePC Stock issued to @viso upon any Partial Exercise of the @viso Secondary Put Option as set forth in Section 2.3 below prior to the exercise of the Secondary Put Option pursuant to this Section 2.2, shall be counted toward the aggregate maximum number of shares issuable under the @viso Cap, such that the cumulative, aggregate number of shares of PeoplePC Stock issued to @viso under this Agreement shall in no event exceed the @viso Cap.

          2.3  Partial Exercise of Secondary Put Option by @viso.  Provided that
               -------------------------------------------------
@viso has not previously exercised the @viso Primary Put Option pursuant to
Section 2.1 or the @viso Secondary Put Option pursuant to Section 2.2, upon a Triggering Event, @viso may exercise its Secondary Put Option with respect to that portion of the PPC Europe Stock then held by it equal to the ratio (the "Ratio") between the shares issued by the Company in such Triggering Event and the total number of outstanding shares of PeoplePC at the closing of the Triggering Event.

               (a)  Consideration for Partial Exercise of Secondary Put Option.
                    ----------------------------------------------------------
Upon a Partial Exercise, @viso shall be entitled to receive that number of shares of PeoplePC Stock equal in value to the Ratio multiplied by the @viso Secondary Put Conversion Value. In this case, the per share value of PeoplePC Stock shall be (i) in the case of a Financing, the per share price at which the Company's capital stock is sold to investors in such Financing, and (ii) in the case of an Acquisition, (A) the price per share equal to the average closing price per share on the Nasdaq National Market of the PeoplePC Stock over the 20 trading day period that immediately precedes the execution and delivery of an agreement to consummate the Acquisition or (B) in the event the PeoplePC Stock is not quoted on the Nasdaq National Market, the price per share as determined by an independent financial advisor retained by the Company at its expense who is reasonably acceptable to @viso.

               (b)  Adjustments upon Partial Exercise of Secondary Put Option.
                    ---------------------------------------------------------
Following a Partial Exercise, each of the @viso Primary Put Share Number, the @viso Secondary Put Conversion Value and the @viso Cap will be treated as follows: (i) the @viso Secondary Put Conversion Value will be reduced by an amount equal to the @viso Aggregate Partial Exercise Value; (ii) the @viso Primary Put Share Number will be reduced by an amount equal to the product of
(x) the @viso Primary Put Share Number immediately prior to the Triggering Event multiplied by (y) the ratio determined by dividing (1) the @viso Aggregate Partial Exercise Value by (2) the @viso Secondary Put Conversion Value immediately prior to such Partial Exercise; and (iii) the @viso Cap shall not be adjusted; provided, however, that the number of shares issued in such Partial

Exercise shall count toward the aggregate maximum number of shares issuable under the @viso Cap; provided, further, that in no event shall the aggregate number of shares issued to @viso under this Agreement exceed the @viso Cap.

               (c)  Series of Preferred Stock Sold. In the event of any Partial
                    ------------------------------
Exercise, @viso shall sell equal percentages of the Series A Preferred and the Series B Preferred Stock that comprise the PPC Europe Stock held by it immediately prior to such Partial Exercise.

          2.4  Change of Control.
               -----------------

               (a)  Exercise of Put Option by @viso. Unless the Company has
                    -------------------------------
previously exercised the right set forth in Section 2.4(b), immediately prior to a Change of Control, @viso shall have the right to exercise the Primary Put Option set forth in Section 2.1; provided, however, that if the price per share paid for the Company's Common Stock by the acquiror in the transaction(s) effecting the Change of Control is equal to or less than $3.44 per share (as adjusted for stock splits, stock dividends and similar events) then @viso shall have the right to exercise the Secondary Put Option set forth in Section 2.2.


               (b)  Right of PeoplePC to Purchase PPC Europe Stock held by
                    ------------------------------------------------------
@viso. Unless @viso has previously exercised the right set forth in Section
-----
2.4(a), immediately prior to a Change of Control, the Company shall have the right to require that @viso exercise the Primary Put Option set forth in Section 2.1; provided, however, that if the price per share paid for the Company's Common Stock by the acquiror in the transaction effecting the Change of Control is equal to or less than $3.44 per share (as adjusted for stock splits, stock dividends and similar events), then the Company shall have the right to require @viso to exercise the Secondary Put Option set forth in Section 2.2.

     3.   Put Option Granted to Softbank.
          ------------------------------

          3.1  Exercise or Cancellation of Warrant. Softbank may exercise its
               -----------------------------------
Warrant in whole at or before the time that (a) @viso exercises (i) its Primary Put Option pursuant to Section 2.1, (ii) its Secondary Put Option pursuant to
Section 2.2 or (iii) its Put Option pursuant to Section 2.4(a), or (b) the Company requires @viso to exercise its Put Option pursuant to Section 2.4(b). The Company shall give Softbank written notice of @viso's intention to exercise its Put Option pursuant to Section 2.1, 2.2 or 2.4(a) or of the Company's intention to exercise its right pursuant to Section 2.4(b). If Softbank does not deliver or cause to be delivered a Notice of Exercise to the Company of its election to exercise its Put Option within five business days of the receipt of such notice from the Company, then the Warrant shall be cancelled. In the case of a Partial Exercise of the Secondary Put Option by @viso pursuant to Section 2.3, Softbank may exercise that portion of its Warrant and receive Warrant Shares equal to the total number of Warrant Shares issuable under the Warrant multiplied by the Ratio (the "Proportional Number of Warrant Shares"). The Company shall give Softbank written notice of @viso's intention to exercise its Put Option pursuant to Section 2.3. If Softbank does not deliver or cause to be delivered a Notice of Exercise to the Company of its election to exercise its Put Option set forth in Section 3 hereof as to the Proportional Number of Warrant Shares within five business days of the receipt of such notice from the

Company, then the Warrant shall be cancelled as to the Proportional Number of Warrant Shares, such that the total number of Warrant Shares issuable upon a future exercise of the Warrant shall be reduced by the Proportional Number of Warrant Shares. Contingent upon and contemporaneous with Softbank's exercise of the Warrant in whole or in proportional part as provided above, the Company shall grant Softbank the put options set forth in 3.2, 3.3, 3.4 and 3.5 below.

          3.2  Softbank Primary Put Option. Upon Softbank's exercise of the
               ---------------------------
Warrant in whole, the Company shall grant to Softbank the right, at any time during the Primary Put Option Term, to require the Company to buy all, but not less than all, of the PPC Europe Stock held by Softbank at the time of exercise of such right (the "Softbank Primary Put Option").

               (a)  Consideration for Softbank Primary Put Option. Upon
                    ---------------------------------------------
Softbank's exercise of the Softbank Primary Put Option, Softbank shall be entitled to receive that number of shares of PeoplePC Stock, rounded up to the nearest whole number, equal to the Softbank Primary Put Share Number as consideration for its shares of PPC Europe Stock. The Softbank Primary Put Share Number shall be calculated according to the following formula, subject to adjustment as set forth in Section 3.4(b) or as a result of a stock split, stock dividend, recapitalization or other similar event:

               X = V*(W+Y+X)

     Where     X = The Softbank Primary Put Share Number.

               V = the number (expressed as a percentage) derived by multiplying
               (i) 0.32567 by (ii) the quotient obtained by dividing (A) the cumulative number of PPC Europe shares purchased by Softbank upon exercise of the Warrant and held by Softbank at the time of the exercise of the Softbank Primary Put Option (the "Exercised Warrant Shares") by (B) the sum of (1) 47,619,048 plus (2) the number of Exercised Warrant Shares.

               W = 108,789,000.

               Y = 2,843,468 plus the number of additional employee stock options that (i) have been granted but remain unvested as of February 20, 2001, (ii) are scheduled to vest within 12 months of February 20, 2001, (iii) shall have vested prior to the date the Notice of Exercise of the Softbank Primary Put Option is delivered to the Company, and (iv) have a strike price less than $3.44 per share.

               (b)  Determination of Softbank Primary Put Share Number. Upon
                    --------------------------------------------------
exercise of the Warrant and upon the written request of Softbank, the Company shall calculate the Softbank Primary Put Share Number using the formula above and shall furnish such calculation to Softbank within five business days of such request. Upon exercise of the Warrant and upon the written request of Softbank, the Company shall also calculate the Softbank Primary Put Number using the formula above and shall furnish such calculation to Softbank on a quarterly basis.

     3.3  Softbank Secondary Put Option.  Following the exercise of the Warrant
          -----------------------------
in whole (or in part as provided in Section 3.1), the Company shall grant to Softbank the right, at any time during the Secondary Put Option Term, to require the Company to buy all, but not less than all (except in the case of a Partial Exercise of the Secondary Put Option as set forth below), of the PPC Europe shares held by Softbank at the time of exercise (the "Softbank Secondary Put Option").

          (a)  Consideration for Softbank Secondary Put Option. Upon Softbank's
               -----------------------------------------------
exercise of the Secondary Put Option in full, Softbank shall be entitled to receive that number of shares of PeoplePC Stock equal, rounded up to the nearest whole share, in value to the Softbank Secondary Put Conversion Value. In this case, the PeoplePC Stock shall be valued at the daily average closing price for the Company's Common Stock on the Nasdaq National Market (as reported in the Wall Street Journal or by such other source reasonably agreed by the parties) during the 45-trading-day period preceding the date on which Softbank shall have delivered a Notice of Exercise to the Company; provided, however, that the aggregate number of shares of PeoplePC Stock issued to Softbank (including any shares of PeoplePC Stock previously issued upon any prior Partial Exercises of the Secondary Put Option as set forth below) shall not exceed the Softbank Secondary Put Option Cap (as defined below). The Softbank Secondary Put Option Cap shall be calculated according to the following formula, subject to adjustment in the case of a stock split, stock dividend, recapitalization or other similar event:

          XX = Z*(W+Y+XX)

   Where  XX = The Softbank Secondary Put Option Cap (or the "Softbank Cap").

          Z = The number obtained by multiplying (i) .2 by (ii) the quotient obtained by dividing (a) the cumulative number of Exercised Warrant Shares by (b) 16,666,667.

          W and Y have the meaning set forth in Section 3.2(a) above.

          (b)  PeoplePC Stock Issued Previously Upon Partial Exercise. Any
               ------------------------------------------------------
shares of PeoplePC Stock issued to Softbank upon any Partial Exercise of the Secondary Put Option as set forth in Section 3.4 below prior to the exercise of the Secondary Put Option pursuant to this Section 3.3, shall be counted toward the aggregate maximum number of shares issuable under the Softbank Cap, such that the cumulative, aggregate number of shares of PeoplePC Stock issued to Softbank under this Agreement shall in no event exceed the Softbank Cap.

     3.4  Partial Exercise of Secondary Put Option by Softbank.  Provided that
          ----------------------------------------------------
Softbank has not previously exercised the Primary Put Option pursuant to Section
3.2 or the Secondary Put Option pursuant to Section 3.3, upon a Triggering Event and assuming the exercise of the Warrant as provided in Section 3.1, Softbank may exercise its Secondary Put Option with respect to the Proportional Number of Warrant Shares.

          (a)  Consideration for Partial Exercise of Secondary Put Option. Upon
               ----------------------------------------------------------
a Partial Exercise, Softbank shall be entitled to receive that number of shares of PeoplePC Stock equal in value to the Ratio multiplied by the Softbank Secondary Put Conversion Value. In this case, the per share value of PeoplePC Stock shall be (i) in the case of a Financing, the per share price at which the Company's capital stock is sold to investors in such Financing and (ii) in the case of an Acquisition, (A) the price per share equal to the average closing price per share on the Nasdaq National Market of the PeoplePC Stock over the 20 trading day period that immediately precedes the execution and delivery of an agreement to consummate the Acquisition or (B) in the event the PeoplePC Stock is not quoted on the Nasdaq National Market, the price per share as determined by an independent financial advisor retained by the Company at its expense that is reasonably acceptable to Softbank.

          (b)  Adjustments upon Partial Exercise of Secondary Put Option.
               ---------------------------------------------------------
Following a Partial Exercise, each of the Softbank Primary Put Share Number, the Softbank Secondary Put Conversion Value and the Softbank Cap will be treated as follows: (i) the Softbank Secondary Put Conversion Value will be reduced by an amount equal to the Softbank Aggregate Partial Exercise Value; (ii) the Softbank Primary Put Share Number will be reduced by an amount equal to the product of
(x) the Softbank Primary Put Share Number immediately prior to the Triggering Event multiplied by (y) the quotient obtained by dividing (1) the Softbank Aggregate Partial Exercise Value by (2) the Softbank Secondary Put Conversion Value immediately prior to such Partial Exercise; and (iii) the Softbank Cap shall not be adjusted; provided, however, that the number of shares issued in such Partial Exercise shall count toward the aggregate maximum number of shares issuable under the Softbank Cap; provided, further, that in no event shall the aggregate number of shares issued to Softbank under this Agreement exceed the Softbank Cap.

     3.5  Change of Control.
          -----------------

          (a)  Exercise of Put Option by Softbank. Following the exercise of the
               ----------------------------------
Warrant in whole, or that portion of the Warrant that has not been cancelled pursuant to Section 3.1 hereof, unless the Company has previously exercised the right set forth in Section 3.5(b), Softbank shall have the right to exercise the Primary Put Option set forth in Section 3.2 immediately prior to a Change of Control; provided, however, that if the price per share paid for the Company's Common Stock by the acquiror in the transaction effecting the Change of Control is less than $3.44 per share (as adjusted for stock splits, stock dividends and similar events) then Softbank shall have the right to exercise the Secondary Put Option set forth in Section 3.3.

          (b)  Right of PeoplePC to Purchase PPC Europe Stock held by Softbank.
               ---------------------------------------------------------------
Unless the Warrant is cancelled pursuant to Section 3.1 and unless Softbank has previously exercised the right set forth in Section 3.5(a) following exercise of the Warrant in whole, immediately prior to a Change of Control, the Company shall have the right to require that Softbank exercise the Primary Put Option set forth in Section 3.2; provided, however, that if the price per share paid for the Company's Common Stock by the acquiror in the transaction(s) effecting the Change of Control is less than $3.44 per share (as adjusted for stock splits, stock dividends and similar events), then the Company shall have the right to require Softbank to exercise the Secondary Put Option set forth in
Section 3.3.

     4. Procedure for Exercise of Put Option.
        ------------------------------------

        4.1  Generally. A Purchaser may exercise a put option granted hereunder
             ---------
by delivering to the Company the Notice of Exercise attached hereto as Exhibit
                                                                       -------
A. After the Company receives such notice, the Company and the Purchaser shall
-
work together and use their best efforts to close the purchase and sale as promptly as practicable.

        4.2  Triggering Event.  The Company shall give the Purchasers written
             ----------------
notice of a Triggering Event 90 calendar days prior to the expected closing of such Triggering Event or immediately after such transaction is approved by the Board of Directors of the Company, whichever period is shorter. Such notice shall include the anticipated closing date of the Triggering Event. The Purchaser shall have the right at any time after receipt of such notice (or at any time after the Purchaser should have but did not receive such notice), but not later than two business days prior to the closing of the Triggering Event, to notify the Company in writing of its intention to effect a Partial Exercise in connection with such Triggering Event by delivering the Notice of Exercise attached hereto as Exhibit A. After the Company receives such notice, the Company and the Purchaser shall work together and use their best efforts to close the purchase and sale of applicable shares as promptly as practicable.

         4.3  Change of Control. The Company shall give the Purchasers written
              -----------------
notice of a Change of Control 30 calendar days prior to the expected closing of such Change of Control or immediately after the Change of Control is approved, recommended or not recommended by the Board of Directors, whichever period is shorter. Such notice shall include the expected per share price to be received by the Company's stockholders at the effective time of the Change of Control. The Purchaser shall have the right at any time after receipt of such notice (or at any time after the Purchaser should have but did not receive such notice), but not later than two business days prior to the closing of the Change of Control, to notify the Company in writing of its intention to exercise the applicable put option by delivering the Notice of Exercise attached hereto as Exhibit A. After the Company receives such notice, the Company and the Purchaser
---------
shall work together and use their best efforts to close the purchase and sale of applicable shares as promptly as practicable. The Company may exercise its right to require the Purchaser(s) to exercise the applicable put option immediately prior to a Change of Control, provided, that upon written notice from the Company of its intent to so exercise, the Purchaser and the Company shall work together and use their best efforts to close such purchase and sale as promptly as practicable and shall, at any rate, close such purchase and sale no later than immediately prior to the effective date of such Change of Control, it being understood that neither party shall take any action that would have the effect of delaying such effective date.

     5. Closing.  The PPC Europe Stock sale and purchase upon exercise of any of
        -------
the put options granted to @viso and Softbank hereunder may be consummated at one or more closings (each, a "Closing"). The date upon which a Closing actually occurs is herein referred to as the "Closing Date."

     6.  Representations and Warranties of Company. Except as set forth on the
         -----------------------------------------
Schedule of Exceptions (the "Schedule of Exceptions"), attached hereto as Exhibit B, the Company represents and warrants to the Purchasers that, as of
               ---------
the date hereof:

          6.1  Organization and Standing; Certificate of Incorporation and
               -----------------------------------------------------------
Bylaws. The Company is a corporation duly organized and existing under, and by
------
virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in California and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company. The copies of the Company's organizational documents, including its Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock of PeoplePC, Inc. (the "Certificate of Designation") previously delivered by the Company to the Purchasers are true, correct and complete and reflect all amendments now in effect.

          6.2  Corporate Power.  The Company has all requisite corporate power
               ---------------
and authority to execute and deliver this Agreement, the Amended and Restated Investor Rights Agreement in substantially the form attached hereto as Exhibit C
                                                                       ---------
(the "Investor Rights Agreement"), the Stockholder Agreement in substantially the form attached hereto as Exhibit D (the "Stockholder Agreement" and, together
                            ---------
with this Agreement and the Investor Rights Agreement the "Investment Agreements"), to issue the put options described hereunder and to carry out and perform its obligations under the terms of the Investment Agreements.

          6.3  Capitalization.
               --------------

               (a) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, 32,628,060 of which have been designated Series A Preferred Stock. 114,713,233 shares of Common Stock are outstanding and no shares of Series A Preferred Stock are outstanding. The Series A Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation. All currently outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all applicable securities laws. 32,060,000 shares of Common Stock of the Company are reserved for issuance under two employee stock option plans, of which 31,584,000 shares are subject to outstanding options and 476,000 shares remain available for future grants. 32,628,060 shares of Common Stock of the Company are reserved for issuance upon the conversion, if at all, of the Series A Preferred Stock. All shares of the Series A Preferred Stock of the Company issued upon exercise of the Primary Put Option or the Secondary Put Option and all shares of the Common Stock of the Company issued upon exercise of the Primary Put Option or the Secondary Put Option shall be duly authorized, validly issued, fully paid and nonassessable upon issuance. As of March 31, 2001, options to purchase 10,547,714 shares of the Company's Common Stock were not vested. Within twelve months of March 31, 2001, options to purchase 7,231,794 shares of the Company's Common Stock will vest. As of the date hereof, the Company has granted 21,503,000 options to purchase its Common Stock with an exercise price equal to or less than $3.44 per share. As of February 20, 2001, the Company had 108,789,000 issued, outstanding and fully vested shares of Common Stock, had granted options to purchase 2,843,468 shares of Common Stock, which options are vested and have a strike price equal to or less than $3.58, and had granted options to purchase 6,393,315 shares of Common Stock with a strike price equal to or less than $3.58, which will become exercisable within 12 months of February 20, 2001.


          (b) At March 31, 2001, the Company had 110,312,039 issued, outstanding and fully vested shares of Common Stock, had granted options to purchase 3,313,893 shares of Common Stock, which options were vested and outstanding as of March 31, 2001 and had a strike price equal to or less than $3.58 per share, and had granted options to purchase 6,175,265 shares of Common Stock with a strike price equal to or less than $3.58 per share, which shares will become exercisable within 12 months of March 31, 2001.

     6.4  Authorization. All corporate action on the part of the Company, its
          --------------
directors and stockholders necessary for the authorization, execution, delivery and performance of the Investment Agreements by the Company, the issuance of the put options and the performance of the Company's obligations under the Investment Agreements has been taken or will be taken prior to the Closings. The Investment Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided,
                                                                     --------
however, that the Company makes no representation as to the enforceability of
-------
the indemnification provisions contained in the Investor Rights Agreement. The PeoplePC Stock, when and if issued upon exercise of the put options and, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Series A Preferred Stock issuable hereunder will have the rights, preferences, privileges and restrictions described in the Certificate of Designation.

     6.5  Proprietary Rights.  The Company has title and ownership of, or full
          ------------------
right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes that are necessary for its business as now conducted and, to the Company's knowledge, without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity.

     6.6  Employees.  To the knowledge of the Company, none of its employees is
          ---------
obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted. Neither the execution and delivery of the Investment Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

     6.7  Litigation.  There are no actions, suits, proceedings or
          ----------
investigations pending before any court or governmental agency or, to the Company's knowledge, threatened in writing against the Company or its properties.

     6.8  Title to Properties and Assets; Liens, etc.  The Company has good and
          ------------------------------------------
marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which, when considered individually or together, do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

     6.9  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement and the other Investment Agreements will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
(i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (ii) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the certificate of incorporation or by-laws of the Company, except, in the case of clause (i), such breaches, violations or defaults that individually or in the aggregate would not materially and adversely affect the operation of the business.

     6.10  Registration Rights. Except as set forth in the Investor Rights
           -------------------
Agreement of even date herewith, the Company is not under any contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     6.11  Governmental Consent, etc. No consent, approval order or
           -------------------------
authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Investment Agreements, or the issuance of the put options hereunder, or the consummation of any other transaction contemplated hereby, except (i) the expiration or early termination of the waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the PeoplePC Stock upon exercise of the put options granted hereunder under applicable Blue Sky laws.

     6.12  Permits.  The Company has all franchises, permits, licenses, and any
           -------
similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. To its knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     6.13  Brokers.  Except as contemplated by this Agreement, there are no
           -------
contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, @viso or Softbank for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

     6.14  Exchange Act Reporting.  The Company is subject to Section 13 or
           ----------------------
15(d) of the Exchange Act.

     6.15  Compliance with Exchange Act.  In connection with this Agreement, the
           ----------------------------
Company has complied, and will continue to comply, in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Sections 10 and 14 of the Exchange Act and Rule 10b-5 of the Exchange Act.

 7. Representations and Warranties of the Purchasers.  Each Purchaser hereby
    ------------------------------------------------
severally represents and warrants to the Company as follows:

     7.1   Preexisting Relationship with Company; Business and Financial
           -------------------------------------------------------------
Experience. Purchaser either (i) has a prior business and/or personal
----------
relationship with the Company and/or its officers and directors, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, has the capacity to protect its own interests in connection with the purchase of the PeoplePC Stock upon exercise of any of the put options granted hereunder.

     7.2   Investment Intent; Blue Sky.  Purchaser is acquiring the PeoplePC
           ---------------------------
Stock for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Securities has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein.

     7.3   Rule 144.  Purchaser acknowledges that the PeoplePC Stock acquired
           --------
upon exercise of the put option granted hereunder may not be resold unless it has been registered under the Securities Act or the resale in question is exempt from such registration requirements. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") which permit resale of shares purchased in a private placement so long as certain conditions have been satisfied.

          7.4  Restrictions on Transfer; Restrictive Legends. Purchaser
               ---------------------------------------------
understands that, unless or until registered under the Securities Act, the transfer of the Securities is restricted by applicable state and federal securities laws and by the provisions of the Investor Rights Agreement, and that the certificates representing the PeoplePC Stock will be imprinted with the legend set forth in Section 2.1(b) of the Investor Rights Agreement; provided, however, that a Purchaser shall have the right to require that the Company cause the legend related to registration under the Securities Act be removed from its share certificate(s), promptly after Purchaser's written request to the Company, if the PeoplePC Stock represented by such certificate(s) may be sold pursuant to Rule 144(k) promulgated under the Securities Act.

          7.5  Access to Data. Purchaser has had an opportunity to discuss the
               --------------
Company's business, management and financial affairs with the Company's management. Purchaser has also had an opportunity to ask questions of officers of the Company and understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not an exhaustive description.

          7.6  Authorization. All action on the part of the Purchaser's
               -------------
partners, board of directors, and stockholders, as applicable, necessary for (i) the authorization, execution, delivery and performance of the Investment Agreements by the Purchaser, (ii) the sale of the PPC Europe Stock held by it to the Company, (iii) the purchase of the PeoplePC Stock and (iv) the performance of all of the Purchaser's obligations under the Investment Agreements has been taken or will be taken prior to the Closings. The Investment Agreements, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the
                                               --------  -------
Purchaser makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement.

          7.7  Governmental Consent, etc. No consent, approval order or
               -------------------------
authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of the Investment Agreements, or the sale of the PPC Europe Stock upon exercise of any of the put options granted hereunder, or the consummation of any other transaction contemplated hereby.

     8.   Covenants.
          ---------

          8.1  Management of PPC Europe and PPC UK. The parties acknowledge and
               -----------------------------------
agree that PPC Europe and PPC UK, and their respective officers, directors, employees, and agents (each, an "Agent"), with the approval of PeoplePC's Chief Executive Officer, Chief Financial Officer, or Chairman, are authorized to make loans to PeoplePC, as evidenced by a note in the form attached hereto as Exhibit E, the proceeds of which may be applied to PeoplePC's
                   ---------
general corporate and working capital purposes.

     Each Purchaser agrees not to assert any claim seeking to hold any Agent of PeoplePC, PPC Europe or PeoplePC UK, Ltd, personally liable in connection with any actions taken in good faith by such person with regard to the past or future making of such loans and the continuing extension thereof, the gravamen of which claim is a breach by such Agent of any duty owed to the Purchasers, in their capacities as shareholders or potential shareholders of PPC Europe, or any duty owed to PPC Europe or PeoplePC UK, Ltd. PeoplePC agrees that it will at no time request or cause PPC Europe and/or PeoplePC UK to grant loans to PeoplePC in such amounts or under such terms and conditions that would, or would be reasonably likely to, place PPC Europe and/or PeoplePC UK, Ltd. into financial or operational difficulties.

          8.2  No Action. PeoplePC agrees not to take any actions with respect
               ---------
to PPC Europe that would, through causing insolvency of PPC Europe, prevent or delay the exercise of the put options granted hereunder.

          8.3  Termination of PPC Europe Shareholders' Agreement. Concurrently
               -------------------------------------------------
with the execution of this Agreement, the Parties and their affiliates shall terminate that certain Shareholders' Agreement dated June 30, 2000, by and among PPC Europe, the shareholders of PPC Europe (including the Parties hereto) and certain affiliates of such shareholders (the "Shareholders' Agreement") by executing the Termination of Shareholders' Agreement attached hereto as Exhibit
                                                                        -------
J, such that the Shareholders' Agreement will be of no further force or effect.
-

          8.4  Amendment of PPC Europe Articles of Association. The parties
               -----------------------------------------------
shall amend the Articles of Association of PPC Europe as provided in the mark-up attached hereto as Exhibit F. The parties agree to promptly take any and all
                   ---------
action necessary and to promptly cause their affiliates to take any and all action necessary to so amend the Articles of Association of PPC Europe.

          8.5  Resignation of PPC Europe Directors. In connection with the
               -----------------------------------
execution of this Agreement @viso's representatives on the Board of Directors of PPC Europe have resigned, effective immediately, and PPC Europe has accepted such resignations.

          8.6  Stockholder Approval. At its annual meeting scheduled for May 31,
               --------------------
2001, the Company will submit to its stockholders for approval the issuance of Common Stock upon the exercise of the put options granted to @viso and Softbank hereunder (including upon conversion of the Preferred Stock) (the "Stockholder Approval"). The Company through its Board of Directors will recommend the granting of the Stockholder Approval and will solicit proxies and otherwise use its best efforts to obtain the Stockholder Approval.

          8.7  Series A Preferred Stock. The Company agrees not to issue shares
               ------------------------
of Series A Preferred Stock to any person other than @viso prior to the earlier of (x) the Stockholder Approval and (y) the issuance of Series A Preferred Stock to @viso pursuant to the Put Options.

     9.   Delivery Obligations.
          --------------------

          9.1  Delivery Obligations of the Company. On or before the Effective
               -----------------------------------
Date, the Company shall deliver or cause to be delivered to each of the Purchasers the following:

               (a) An executed Stockholders' Agreement in substantially the form attached hereto as Exhibit D.
                        ---------

               (b) An executed Investor Rights Agreement in substantially the form attached hereto as Exhibit C.
                        ---------

               (c) Only in the case of Softbank, an executed amended Warrant in substantially the form attached hereto as Exhibit G.
                                          ---------

          9.2  Delivery Obligations of the Purchasers. On or before the
               --------------------------------------
Effective Date, each of the Purchasers shall deliver or cause to be delivered to the Company the following:

               (a) An executed Stockholders' Agreement in substantially the form attached hereto as Exhibit D.
                        ---------

               (b) An executed Investor Rights Agreement in substantially the form attached hereto as Exhibit C.
                        ----------

               (c) Only in the case of Softbank, an executed amended Warrant in substantially the form attached hereto as Exhibit G.
                                          ---------

               (d) An executed Termination of Shareholders' Agreement in substantially the form attached hereto as Exhibit J.
                                          ---------

          9.3  Other Delivery Obligations. On or before the Effective Date, the
               --------------------------
Company shall have received an executed letter agreement in substantially the form attached hereto as Exhibit H.
                        ---------

     10.  Closing Conditions.
          ------------------

          10.1 Conditions to Obligations of Each Party to Consummate the
               ---------------------------------------------------------
Acquisition. The obligation of each party to consummate the transactions
-----------
contemplated by this Agreement shall be subject to the satisfaction at or prior to any Closing of the following conditions.

               (a)  Government Approvals. All authorizations, consents, permits
                    --------------------
and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained including, but not limited to, the expiration or early termination of the waiting period, if any, under the HSR Act.

               (b)  No Injunctions or Restraints; Illegality. No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement that makes the consummation of such transactions illegal.

          10.2 Conditions to Obligations of the Purchasers. The obligations of
               -------------------------------------------
each of the Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to each Closing of the following additional conditions.

               (a)  Representations and Warranties. The representations and
                    ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of each Closing Dates, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date(s) (it being understood that, for purposes of determining the accuracy of such representations and warranties, the Company shall have the opportunity to supplement the Schedule of Exceptions with respect to any matter arising after the date hereof which, if existing or occurring at or prior to the date hereof, would have been required to be set forth in the Schedule of Exceptions.) Each of the Purchaser(s) shall have received a certificate at each Closing to such effect executed on behalf of the Company by its Chief Executive Officer.

               (b)  Agreements and Covenants. The Company shall have performed
                    ------------------------
or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to any Closing Date, and the Purchaser(s) shall have received a certificate to such effect executed on behalf of the Company by its Chief Executive Officer.


               (c)  Legal Opinion. The Purchasers shall have received from the
                    -------------
Company an opinion of Wilson Sonsini Goodrich & Rosati, P.C., addressed to the Purchasers in the form attached hereto as Exhibit I.
                                          ---------

          10.3 Conditions to Obligations of Company. The obligation of the
               ------------------------------------
Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each following additional conditions.

               (a)  Representations and Warranties. The representations and
                    ------------------------------
warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on and as of each Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of such Closing Date.

               (b)  Agreements and Covenants. Each Purchaser shall have
                    ------------------------
performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with on or prior to each Closing Date.

     11.  Assignment of Rights. @viso may assign (i) the PPC Europe Stock held
          --------------------
by @viso as of the date hereof, and (ii) a one half interest in the rights under each of the Primary Put Option set forth in Section 2.1 and the Secondary Put Option set forth in Section 2.2, to SB Holdings (Europe), Ltd., a UK corporation, and Vivendi or a designated Affiliate of @viso; provided that any such assignee agrees to be bound by the terms of this Agreement (the "Permitted Transferees"). No other assignment of rights relating to either Put Option (including any subsequent assignment by a Permitted Transferee) may take place without the prior written consent of PeoplePC. Notwithstanding the foregoing provisions of this Section 11, @viso may assign its Put Options hereunder to an Affiliate of @viso that agrees to be bound by the terms of this Agreement, provided that @viso concurrently notifies the Company in writing of such action.

     12.  Amendment. Except as otherwise provided herein, any provision of this
          ---------
Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto; provided that Section 2 may be amended or the observance thereof may be waived with the written consent of @viso and the Company and Section 3 may be amended or the observance thereof may be waived with the written consent of Softbank and the Company.

     13.  Governing Law. This Agreement shall be governed in all respects by the
          -------------
internal laws of the State of Delaware without regard to conflict of laws provisions.

     14.  Entire Agreement. This Agreement together with the Stockholder
          ----------------
Agreement, the Investor Rights Agreement, the Warrant and the @viso side letter constitute the full and entire understanding and agreement among the parties regarding the matters set forth herein and supercede the Memorandum of Agreement dated February 20, 2001. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     15.  Notices, etc. All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

               (a)  if to the Company, to:

                    PeoplePC, Inc.
                    100 Pine Street, Suite 1100
                    San Francisco, California 94111
                    Attention: Charles Ortmeyer, General Counsel
                    Fax: (415) 901-2480
or to such other address as the Company shall have furnished to the Purchasers, with a copy to:

                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California 94304-1050
                    Attn: Mark A. Bertelsen, Esq.
                    Fax: (650) 493-6811

               (b)  if to @viso, to :

                    @viso Limited
                    c/o Macfarlanes
                    10 Norwich Street
                    London EC4A 1BD
                    England
                    Attn: Charles Martin
                    Fax: 44-207-831-9607

or to such other address as @viso shall have furnished to the Company, with a copy to

                    Cravath, Swaine & Moore
                    825 Eighth Avenue
                    New York, NY 10019
                    Attn: Faiza J. Saeed
                    Fax: (212) 765-1047

               (c)  if to Softbank, to:

                    SOFTBANK Capital Partners LP
                    SOFTBANK Capital Advisors Fund LP
                    SOFTBANK Capital LP
                    10 Langely Road
                    Newton Center, MA 02159
                    Attn:  Steven J. Murray
                    Fax: (617) 928-9304

or to such other address as Softbank shall have furnished to the Company, with a copy to:

                    Sullivan & Cromwell
                    1870 Embarcadero Road
                    Palo Alto, California 94303
                    Attn: John L. Savva
                    Fax: (650) 461-5700

Each such notice or other communication shall, for all purposes of this Agreement, be treated as effective or having been given when delivered if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or five business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     16.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     17.  Fees and Expenses. Each party shall pay its own fees and expenses,
          -----------------
legal or otherwise, in connection with this Agreement and the transactions contemplated hereby.

     18.  Titles and Subtitles. The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Put Option Agreement as of the date first set forth above.

PEOPLEPC, INC.                               @VISO LIMITED

By:  /s/ Nicholas Grouf                      By: /s/ Frank Boulben
     ------------------                          ---------------------
Name: Nicholas Grouf                         Name: Frank Boulben
Title: President and Chief Executive Officer Title: Director

                                             BOWERBROOK LIMITED
                                             By: /s/ illegible
                                                 ---------------------

                                             Name: illegible

                                             Title: Director

                                             SOFTBANK CAPITAL PARTNERS LP
                                             SOFTBANK CAPITAL ADVISORS FUND LP
                                             SOFTBANK CAPITAL LP

                                             By: SOFTBANK CAPITAL PARTNERS LLC,
                                                 General Partner

                                             By: /s/ Steven Murray
                                                 ---------------------

                                             Name: Steven Murray

                                             Title:  Administrator



                                             PEOPLEPC EUROPE N.V.

                                             By: /s/ Marion King
                                                 ---------------------

                                             Name: Marion King

                                             Title: Director